Exhibit (n)(viii)

TENTH AMENDED AND RESTATED

MULTIPLE CLASS PLAN

PURSUANT TO RULE 18F-3

FOR

AQR FUNDS

WHEREAS, AQR Funds (“Trust”) engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (“Act”);

WHEREAS, shares of beneficial interest of the Trust are divided into the series (each a “Fund”) set forth in Appendix A hereto, as may be amended from time to time;

WHEREAS, the Trust, on behalf of each of the Funds, adopted a Multiple Class Plan pursuant to Rule 18f-3 under the Act (the “Original Plan”) with respect to each of the Funds (except the AQR Momentum Fund, AQR Small Cap Momentum Fund, AQR International Momentum Fund, AQR Managed Futures Strategy Fund, the AQR Risk Parity Fund, the AQR Multi-Strategy Alternative Fund, the AQR Tax-Managed Momentum Fund, the AQR Tax-Managed Small Cap Momentum Fund, the AQR Tax-Managed International Momentum Fund, the AQR U.S. Defensive Equity Fund, the AQR International Defensive Equity Fund, the AQR Emerging Defensive Equity Fund, the AQR Risk-Balanced Commodities Strategy Fund, the AQR Risk-Balanced Commodities Strategy LV Fund, the AQR Risk Parity II MV Fund, the AQR Risk Parity II HV Fund, the AQR Core Equity Fund, the AQR Small Cap Core Equity Fund and the AQR International Core Equity Fund) on November 25, 2008;

WHEREAS, Appendix A to the Original Plan was amended on March 10, 2009 to reflect the addition of the AQR Momentum Fund, AQR Small Cap Momentum Fund and the AQR International Momentum Fund;

WHEREAS, the Original Plan was amended and restated as of December 7, 2009 in order to update the information contained in Section 7 thereto, entitled “Eligibility Requirements”, and to amend Appendix A to reflect the addition of the AQR Managed Futures Strategy Fund (the “First Amended and Restated Plan”);

WHEREAS, the First Amended and Restated Plan was amended and restated on June 10, 2010 in order to update the information contained in Section 7 thereto, entitled “Eligibility Requirements”, and to amend Appendix A to reflect the addition of the AQR Risk Parity Fund (the “Second Amended and Restated Plan”);

WHEREAS, the Second Amended and Restated Plan was amended and restated on September 13, 2010 in order to update the information contained in Section 7 thereto, entitled “Eligibility Requirements” (the “Third Amended and Restated Plan”);

WHEREAS, the Third Amended and Restated Plan was amended and restated on May 18, 2011 in order to update the information contained in Section 6 thereto, entitled “Redemption Fees” and Section 7 thereto, entitled “Eligibility Requirements” and to amend Appendix A to reflect the addition of the AQR Multi-Strategy Alternative Fund (the “Fourth Amended and Restated Plan”);

WHEREAS, the Fourth Amended and Restated Plan was amended and restated on November 15, 2011 to reflect the addition of the AQR Tax-Managed Momentum Fund, the AQR Tax-Managed Small Cap Momentum Fund and the AQR Tax-Managed International Momentum Fund (the “Fifth Amended and Restated Plan”);

WHEREAS, the Fifth Amended and Restated Plan was amended and restated on May 23, 2012 to reflect the addition of the AQR U.S. Defensive Equity Fund, the AQR International Defensive Equity Fund, the AQR Emerging Defensive Equity Fund, the AQR Risk-Balanced Commodities Strategy Fund and the AQR Risk-Balanced Commodities Strategy LV Fund (the “Sixth Amended and Restated Plan”);

WHEREAS, the Sixth Amended and Restated Plan was amended and restated on August 16, 2012 to reflect the addition of the AQR Risk Parity II MV Fund and the AQR Risk Parity II HV Fund and to add the Class N Shares of the AQR Momentum Fund, AQR Small Cap Momentum Fund, AQR International Momentum Fund, AQR Tax-Managed Momentum Fund, AQR Tax-Managed Small Cap Momentum Fund and AQR Tax-Managed International Momentum Fund (the “Seventh Amended and Restated Plan”);

WHEREAS, the Seventh Amended and Restated Plan was amended and restated on February 22, 2013 in order to amend Appendix A to reflect the addition of the AQR Core Equity Fund, AQR Small Cap Core Equity Fund and AQR International Core Equity Fund (the “Eighth Amended and Restated Plan”);

WHEREAS, the Eighth Amended and Restated Plan was amended and restated on May 30, 2013 in order to amend Appendix A to reflect the addition of the AQR Long-Short Equity Fund and AQR Managed Futures Strategy HV Fund (the “Ninth Amended and Restated Plan”);

WHEREAS, the Trust desires to amend and restate the Ninth Amended and Restated Plan in order to amend Appendix A to reflect the addition of the AQR Style Premia Alternative Fund (the “Tenth Amended and Restated Plan” or “Amended and Restated Plan”); and

WHEREAS, the Trust employs AQR Capital Management, LLC (“Adviser”) as its investment adviser and ALPS Distributors, Inc. (“Distributor”) as its distributor.

NOW, THEREFORE, the Trust hereby adopts, on behalf of the Funds, the Tenth Amended and Restated Plan, in accordance with Rule 18f-3 under the Act and on the following terms and conditions:

1. Features of the Classes. Each of the Funds issues its shares of beneficial interest in one or more of the following four classes: “Class N Shares,” “Class I Shares,” “Class Y Shares,” and “Class L Shares” as set forth in Appendix A hereto. Shares of each class of a Fund shall represent an equal pro rata interest in such Fund and, generally, shall have identical voting, dividend, liquidation, and other rights, preferences, powers, restrictions, limitations, qualifications, and terms and conditions, except that: (a) each class shall have a different designation; (b) each class of shares shall bear any Class Expenses applicable to it, as defined in Section 4 below; and (c) each class shall have (i) exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement and (ii) separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class. In addition, shares of each class of a Fund shall have the features described herein.

2. Shareholder Services Agreement. The Trust has entered into a Shareholder Services Agreement with the Adviser with respect to each class of shares of each Fund, except for the AQR Diversified Arbitrage Fund, AQR Managed Futures Strategy Fund, the AQR Risk Parity Fund, the AQR Multi-Strategy Alternative Fund, the AQR Long-Short Equity Fund, the AQR Managed Futures Strategy HV Fund and the AQR Style Premia Alternative Fund. Under the Shareholder Services Agreement, the Trust may compensate the Adviser for providing or arranging to provide one or more of the shareholder services specified in the Shareholder Services Agreement (“Services”) to Fund shareholders. The Adviser may subcontract for the performance of one or more of the Services with persons who provide Services for Fund shareholders, including, without limitation, affiliated persons (or affiliated persons of affiliated persons) of Adviser (each a “Subcontractor”). Pursuant to the Shareholder Services Agreement, the Funds pay the Adviser in amounts that differ with respect to each class. The Adviser may pay Subcontractors directly for Services they provide out of its fee.

3. Distribution Plan. The Trust has adopted a Distribution Plan in accordance with Rule 12b-1 under the Act on behalf of Class N Shares of each Fund. Under the Distribution Plan Class N Shares of each Fund pay the Distributor monthly a fee at the rate set forth in the Distribution Plan for services rendered by the Distributor in connection with any activities or expenses primarily intended to result in the sale of Class N Shares, including, but not limited to, compensation to registered representatives or other employees of Distributor and to other broker-dealers that have entered into a Selling Agreement or similar agreement with the Distributor, compensation to and expenses of employees of the Distributor who engage in or support distribution of the Funds’ shares; telephone expenses; interest expense; printing of prospectuses and reports for other than existing shareholders; preparation, printing and distribution of sales literature and advertising materials; and profit and overhead on the foregoing.

4. Conversion Features. In the event that a shareholder ceases to meet the eligibility requirements pertinent to the class of shares the shareholder holds as set forth herein, the Board of Trustees may approve the conversion of the shareholder’s shares into a class of shares for which the shareholder is eligible that has the most attractive arrangements for the shareholder, provided that: (i) the shareholder is notified in advance of the conversion and (ii) the conversion is effected on the basis of the relative net asset values of the two classes without the imposition of any sales load, fee, or other charge.

5. Subscription Fees. Class Y Shares of each Fund may be offered at the then-current net asset value plus a subscription fee in such amount disclosed in such Fund’s current prospectus(es) or statement(s) of additional information (collectively, “Prospectus”) and shall be subject to such reductions or waivers as are disclosed in the Fund’s current Prospectus. Subscription fees are intended to help offset portfolio transaction and other related costs caused by significant shareholder purchases and redemptions of Class Y Shares.

6. Redemption Fees. Class Y Shares of each Fund may assess redemption fees upon the redemption of Fund shares in such amounts and under such conditions as disclosed in such Fund’s current Prospectus and shall be subject to such reductions or waivers as are disclosed in the Fund’s current Prospectus. The redemption fees assessed upon the redemption of Class Y Shares shall be applied to all redemptions regardless of the period such Class Y Shares may have been held.

7. Eligibility Requirements. The Trust generally imposes the eligibility requirements set forth below with respect to each class of each Fund’s shares, subject to the ability to waive the requirements if deemed appropriate. Each Fund reserves the right to refuse any order to purchase its shares.

a. Class N Shares. Class N Shares of a Fund shall be offered exclusively to (i) institutional investors such as qualified retirements plans; (ii) fee-based accounts and programs offered by certain financial intermediaries, such as registered investment advisers, broker-dealers, bank trust departments, wrap fee programs and unified managed accounts; (iii) tax-exempt retirement plans of the Adviser and its affiliates and rollover accounts from those plans, as well as employees of the Adviser and its affiliates, trustees and officers of the Trust and members of their immediate families; (iv) investors that owned Class N Shares prior to September 30, 2010; (v) investment professionals, employees of broker-dealers or other financial intermediaries, and their immediate family members and (vi) any other investors that meet the investment minimum requirements. As described in each Fund’s current Prospectus, some financial intermediaries may impose different or additional eligibility requirements.

The minimum initial account size is $1,000,000; however, this minimum investment requirement may be modified or reduced as described in each Fund’s current Prospectus.

b. Class I Shares. Class I Shares of a Fund shall be offered to (i) institutional investors such as qualified retirement plans; (ii) fee based accounts and programs offered by certain financial intermediaries such as registered investment advisers, broker-dealers, bank trust departments, wrap programs and unified managed accounts; (iii) tax-exempt retirement plans of the Adviser and its affiliates and rollover accounts from those plans, as well as employees of the Adviser and its affiliates, trustees and officers of the AQR Funds and members of their immediate families; (iv) investors that owned Class I Shares prior to September 30, 2010; (v) investment professionals, employees of broker-dealers or other financial intermediaries, and their immediate family members; and (vi) any other investors that meet the investment minimum requirements. As described in each Fund’s current Prospectus, some financial intermediaries may impose different or additional eligibility requirements.

The minimum initial account size is $5,000,000; however, this minimum investment requirement may be modified or reduced as described in each Fund’s current Prospectus.

c. Class Y Shares. Class Y Shares of a Fund shall be offered to institutional clients of the Adviser who have entered into a separate Services and Reporting Agreement with the Adviser and have $10,000,000 or more invested in a Fund.

d. Class L Shares. Class L Shares of a Fund shall be offered exclusively to (i) institutional investors such as qualified retirements plans; (ii) fee-based accounts and programs offered by certain financial intermediaries, such as registered investment advisers, broker-dealers, bank trust departments, wrap fee programs and unified managed accounts; (iii) tax-exempt retirement plans of the Adviser and its affiliates and rollover accounts from those plans, as well as employees of the Adviser and its affiliates, trustees and officers of the Trust and members of their immediate families; (iv) investors that owned Class L Shares prior to August 11, 2010; (v) investment professionals, employees of broker-dealers or other financial intermediaries, and their immediate family members; and (v) any other investors that meet the investment minimum requirements. As described in each Fund’s current Prospectus, some financial intermediaries may impose different or additional eligibility requirements.

The minimum initial account size is $5,000,000; however, this minimum investment requirement may be modified or reduced as described in each Fund’s current Prospectus.

8. Allocations, Income and Expenses.

a. The gross income and realized and unrealized capital gains of each Fund shall generally be allocated to each class on the basis of net assets. To the extent practicable, certain expenses (other than Class Expenses as defined below which shall be allocated more specifically) shall be subtracted from the gross income on the basis of the net assets of each class of the Fund. These expenses include:

1.

Expenses incurred by the Trust (for example, fees of Trustees, auditors and legal counsel) not attributable to a particular Fund or to a particular class of shares of a Fund (“Trust Level Expenses”); and

2.

Expenses incurred by a Fund not attributable to any particular class of the Fund’s shares (for example, advisory fees, custodial fees, or other expenses relating to the management of the Fund’s assets) (“Fund Expenses”).

b. Expenses attributable to a particular class (“Class Expenses”) shall be limited to: (i) payments made pursuant to a distribution plan and/or shareholder services agreement (such as the Distribution Plan and Shareholder Services Agreement); (ii) transfer agent fees attributable to a specific class; (iii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxy materials to current shareholders of a specific class; (iv) Blue Sky share registration or qualification fees incurred by a class; (v) Securities and Exchange Commission registration fees incurred by a class; (vi) the expense of administrative personnel and services to support the shareholders of a specific class; (vii) litigation or other legal expenses relating solely to one class; and (viii) trustees’ fees incurred as a result of issues relating to one class. Expenses in category (i) above must be allocated to the class for which such expenses are incurred. All other “Class Expenses” listed in categories (ii)-(viii) above may be allocated to a class but only if the President and Chief Financial Officer have determined, subject to Board approval or ratification, which of such categories of expenses will be treated as Class Expenses consistent with applicable legal principles under the Act and the Internal Revenue Code of 1986, as amended (“IRC”).

Therefore, expenses of a Fund shall be apportioned to each class of shares depending on the nature of the expense item. Trust Level Expenses and Fund Expenses will be allocated among the classes of shares based on their relative net asset values. Approved Class Expenses shall be allocated to the particular class to which they are attributable. In addition, certain expenses may be allocated differently if their method of imposition changes. Thus, if a Class Expense can no longer be attributed to a class, it shall be charged to a Fund for allocation among classes, as determined by the Board of Trustees. Any additional Class Expenses not specifically identified above which are subsequently identified and determined to be properly allocated to one class of shares shall not be so allocated until approved by the Board of Trustees of the Company in light of the requirements of the Act and the IRC.

9. Waiver or Reimbursement of Expenses. Fees and expenses may be waived or reimbursed by the Adviser or any other service provider to the Trust without the prior approval of the Board of Trustees.

10. Effectiveness of Plan. This Amended and Restated Plan shall not take effect until it has been duly approved by votes of a majority of both (a) the Trustees of the Trust and (b) those Trustees of the Trust who are not “interested persons” of the Trust (as defined in the Act) and who have no direct or indirect financial interest in the operation of this Amended and Restated Plan, cast in person at a meeting (or meetings) called for the purpose of voting on this Amended and Restated Plan.

11. Material Modifications. This Amended and Restated Plan may not be amended to modify materially its terms unless such amendment is approved in the manner provided for initial approval in Paragraph 10 hereof.

12. Limitation of Liability. The Trustees of the Trust and the shareholders of each Fund shall not be liable for any obligations of the Trust or any Fund under this Amended and Restated Plan, and any person, in asserting any rights or claims under this Amended and Restated Plan, shall look only to the assets and property of the Trust or such Funds in settlement of such right or claim, and not to such Trustees or shareholders.

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IN WITNESS WHEREOF, the Trust, on behalf of the Funds, has adopted this Amended and Restated Plan as of the 14th day of August, 2013.

AQR FUNDS

By:	/s/ Nicole DonVito
Name: Nicole DonVito
Title: Vice President

AMENDED AND RESTATED

MULTIPLE CLASS PLAN

PURSUANT TO RULE 18F-3

FOR

AQR FUNDS

APPENDIX A – LIST OF FUNDS AND CLASSES

As of August 14, 2013

FUND	CLASSES OFFERED
AQR Global Equity Fund	Class N Class I Class Y
AQR International Equity Fund	Class N Class I Class Y
AQR International Small Cap Fund	Class N Class I
AQR Emerging Markets Fund	Class N Class I Class Y
AQR Equity Plus Fund	Class N Class I
AQR Small Cap Core Fund	Class N Class I Class Y
AQR Small Cap Growth Fund	Class N Class I
AQR Diversified Arbitrage Fund	Class N Class I
AQR Momentum Fund	Class L Class N

AQR Small Cap Momentum Fund	Class L Class N
AQR International Momentum Fund	Class L Class N
AQR Managed Futures Strategy Fund	Class N Class I
AQR Risk Parity Fund	Class N Class I
AQR Multi-Strategy Alternative Fund	Class N Class I
AQR Tax-Managed Momentum Fund	Class L Class N
AQR Tax-Managed Small Cap Momentum Fund	Class L Class N
AQR Tax-Managed International Momentum Fund	Class L Class N
AQR U.S. Defensive Equity Fund	Class N Class I
AQR International Defensive Equity Fund	Class N Class I
AQR Emerging Defensive Equity Fund	Class N Class I
AQR Risk-Balanced Commodities Strategy Fund	Class N Class I
AQR Risk-Balanced Commodities Strategy LV Fund	Class N Class I
AQR Risk Parity II MV Fund	Class N Class I Class Y
AQR Risk Parity II HV Fund	Class N Class I Class Y
AQR Core Equity Fund	Class N Class L
AQR Small Cap Core Equity Fund	Class N Class L

AQR International Core Equity Fund	Class N Class L
AQR Long-Short Equity Fund	Class N Class I
AQR Managed Futures Strategy HV Fund	Class N Class I
AQR Style Premia Alternative Fund	Class N Class I